Exhibit 99.1

Duck Creek Technologies Announces Second Quarter Fiscal 2021 Financial Results

•	Second Quarter Fiscal 2021 Subscription revenue grew 51% year-over-year

•	SaaS Annual Recurring Revenue grew 75% year-over-year

BOSTON, April 5, 2021 (GLOBE NEWSWIRE) — Duck Creek Technologies (NASDAQ: DCT), a provider of SaaS-delivered enterprise software to the property & casualty (“P&C”) insurance industry, today announced its financial results for the three and six months ended February 28, 2021.

“Duck Creek delivered strong second quarter results, as our continued market momentum drove 51% subscription revenue growth,” said Michael Jackowski, Duck Creek’s Chief Executive Officer. “Our growing number of SaaS wins, across all segments of the market, highlights that Duck Creek OnDemand can successfully scale from solutions for regional insurers to serving as the global platform for the most demanding Tier 1 Insurers.”

Mr. Jackowski added, “Many P&C carriers have embraced the need for true digital transformation and have recognized that a SaaS-based core systems platform is a competitive differentiator. We believe our continued success demonstrates that Duck Creek OnDemand is the leading SaaS platform of choice for the global P&C industry.”

Second Quarter 2021 Financial Highlights

Revenue

•

Total revenue for the second quarter of fiscal year 2021 was $62.7 million, an increase of 19% from the comparable period in fiscal year 2020. Subscription revenue was $30.6 million, an increase of 51%; services revenue was $22.6 million, a decrease of 8%; license revenue was $3.6 million, an increase of 61%; and maintenance revenue was $5.9 million, an increase of 1%.

•	SaaS annual recurring revenue, or SaaS ARR, was $118.1 million as of February 28, 2021, an increase of 75% from the comparable period in fiscal year 2020.

Profitability

•	GAAP loss from operations was $6.4 million for the second quarter of fiscal year 2021, compared with a GAAP loss from operations of $2.0 million for the comparable period in fiscal year 2020.

•

Non-GAAP income from operations was $2.2 million for the second quarter of fiscal year 2021, compared with non-GAAP income from operations of $2.7 million for the comparable period in fiscal year 2020.

•	GAAP net loss was $6.4 million for the second quarter of fiscal year 2021, compared with GAAP net loss of $2.4 million for the comparable period in fiscal year 2020.

•	Non-GAAP net income was $2.0 million for the second quarter of fiscal year 2021, compared with non-GAAP net income of $1.9 million for the comparable period in fiscal year 2020.

•

GAAP net loss per share was $(0.05), based on basic weighted average shares outstanding of approximately 131.0 million shares as of February 28, 2021. Non-GAAP net income per share was $0.01 based on fully diluted weighted average shares outstanding of approximately 134.8 million shares as of February 28, 2021.

•	Adjusted EBITDA was $3.0 million for the second quarter of fiscal 2021, compared with adjusted EBITDA of $3.5 million for the comparable period in fiscal year 2020.

Liquidity

•

As of February 28, 2021 Duck Creek had $76.1 million in cash and cash equivalents, $287.9 million in short term investments and no debt. The Company used $0.9 million in cash from operating activities and had free cash flow of $(1.6) million during the second quarter of fiscal year 2021, compared with $1.8 million used in cash from operating activities and free cash flow of $(3.6) million in the comparable period in fiscal year 2020.

The information presented above includes non-GAAP financial measures such as “non-GAAP income from operations,” “adjusted EBITDA,” “non-GAAP net income,” “non-GAAP net income per share,” and “free cash flow.” Refer to “Non-GAAP Financial Measures and Other Metrics” for a discussion of these measures and reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Business Outlook

Duck Creek is issuing the following outlook for the third quarter of fiscal 2021 and full year of fiscal 2021 based on current expectations as of April 5, 2021:

	Third Quarter Fiscal 2021	Full Year Fiscal 2021
Revenue	$62.5 million to $64.5 million	$250.0 million to $254.5 million
Subscription Revenue	$31.0 million to $31.5 million	$120.0 million to $121.5 million
Adjusted EBITDA	$(0.5) million to $0.5 million	$6.5 million to $8.0 million

Conference Call Information

Duck Creek Technologies will host a conference call today, April 5, 2021, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of the Company’s website at https://ir.duckcreek.com/. To access the call by phone, dial 1-833-570-1119 (domestic) or 1-914-987-7066 (international). A replay of this conference call will be available for a limited time at 1-855-859-2056 (domestic) or 1-404-537-3406 (international) using conference ID 5074509. A replay of the webcast will also be available for a limited time at https://ir.duckcreek.com/.

About Duck Creek Technologies

Duck Creek Technologies is a leading provider of core system solutions to the P&C and General insurance industry. By accessing Duck Creek OnDemand, the company’s enterprise Software-as-a-Service solution, insurance carriers are able to navigate uncertainty and capture market opportunities faster than their competitors. Duck Creek’s functionally-rich solutions are available on a standalone basis or as a full suite, and all are available via Duck Creek OnDemand.

Forward Looking Statements

This press release includes certain disclosures which contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as “expect,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “forecast,” “outlook” and variations of these terms or the negative of these terms and similar expressions. Forward-looking statements, including statements regarding Duck Creek’s expected outlook for third quarter fiscal 2021 and full year fiscal 2021, are based on Duck Creek’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements will be set forth in Duck Creek’s most recent Annual Report on Form 10-K that was filed with the Securities and Exchange Commission on November 3, 2020 and any subsequent public filings. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the impact of pandemics, including the on-going COVID-19 pandemic, on U.S. and global economies, Duck Creek’s business and results and financial condition, its employees, demand for its products, sales and implementation cycles, and the health of its customers’ and partners’ businesses; Duck Creek’s history of losses; changes in Duck Creek’s product revenue mix as it continues to focus on sales of its SaaS solutions, which will cause fluctuations in its results of operations and cash flows between periods; Duck Creek’s reliance on orders and renewals from a relatively small number of customers for a substantial portion of its revenue, and the substantial negotiating leverage customers have in renewing and expanding their contracts for Duck Creek’s solutions; the success of Duck Creek’s growth strategy focused on SaaS solutions and its ability to develop or sell its solutions into new markets or further penetrate existing markets; Duck Creek’s ability to manage its expanding operations; intense competition in Duck Creek’s market; third parties may assert Duck Creek is infringing or violating their intellectual property rights; U.S. and global market and economic conditions, particularly adverse in the insurance industry; additional complexity, burdens and volatility in connection with Duck Creek’s international sales and operations; the length and variability of Duck Creek’s sales and implementation cycles; data breaches, unauthorized access to customer data or other disruptions of Duck Creek’s solutions; the significant influence of Duck Creek’s largest shareholders on its management, business plans, and policies and any conflicts of interests therewith; and Duck Creek’s continued reliance on “controlled company” exemptions under the corporate governance standards of Nasdaq during the applicable phase-in periods.

Any forward-looking statement in this release speaks only as of the date of this release. Duck Creek undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws.

Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance unless expressed as such, and should only be viewed as historical data.

Non-GAAP Financial Measures and Other Metrics

This press release contains the following non-GAAP financial measures: non-GAAP gross margin, non-GAAP income from operations, adjusted EBITDA, non-GAAP net income, non-GAAP net income per share, and free cash flow. Adjusted EBITDA excludes provision for income taxes, other (income) expense, interest expense, net, depreciation of property and equipment, amortization of intangible assets, share-based compensation expense, and change in fair value of contingent earnout liability. Non-GAAP income from operations excludes share-based compensation expense, amortization of intangible assets and change in fair value of contingent earnout liability. Non-GAAP gross margin excludes share-based compensation expense, amortization of intangible assets, and amortization of capitalized internal-use software. Non-GAAP net income excludes share-based compensation expense, amortization of intangible assets and change in fair value of contingent earnout liability and the tax effect of such adjustments. Free cash flow consists of net cash provided by operating activities less cash used for purchases of property and equipment and capitalized internal-use software. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Other metrics include SaaS ARR and SaaS Net Dollar Retention, which are calculated for all SaaS continuing software services, excluding the subscription revenue related to one legacy contract for a service no longer offered separately by the Company. SaaS ARR is calculated by annualizing recurring revenue recorded in the last month of the measurement period. SaaS Net Dollar Retention is a rate calculated by annualizing recurring revenue recorded in the last month of the measurement period for those customers in place throughout the entire measurement period. We divide the result by annualized recurring revenue from the month that is one year prior to the end of the measurement period, for all customers in place at the beginning of the measurement period.

The Company believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Duck Creek’s financial condition and results of operations. The Company’s management uses these non-GAAP financial measures and other metrics to manage its business, make planning decisions, evaluate its performance and allocate resources. The Company believes that the use of these non-GAAP financial measures and other metrics help investors and analysts in comparing its results across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures, including net income and cash flows from operating activities.

These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently than the Company does or may not calculate them at all. Additionally, these non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of its consolidated historical operating results, readers should examine the Company’s non-GAAP financial measures in conjunction with its historical GAAP financial information.

To the extent that the Company provides guidance on a non-GAAP basis, it does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for the charges reflected in the Company’s reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

Investor Contact:

Brian Denyeau

ICR

646-277-1251

Brian.denyeau@icrinc.com

Media Contact:

Paul Rechichi

Racepoint Global

617 624 3295

prechichi@racepointglobal.com

Sam A. Shay

Duck Creek Technologies

857 201 5784

sam.shay@duckcreek.com

Duck Creek Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets

(unaudited, in thousands)

	February 28, 2021	August 31, 2020
Assets
Current assets:
Cash and cash equivalents	$76,074	$389,878
Short-term investments	287,906	—
Accounts receivable, net	34,738	29,149
Unbilled revenue	22,143	18,121
Prepaid expenses and other current assets	15,240	12,186

Total current assets	436,101	449,334
Property and equipment, net	16,725	18,113
Operating lease assets	16,632	18,171
Goodwill	272,455	272,455
Intangible assets, net	73,512	81,687
Deferred tax assets	2,065	1,550
Unbilled revenue, net of current portion	2,824	3,487
Other assets	16,983	16,303

Total assets	$837,297	$861,100

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,001	$1,802
Accrued liabilities	40,664	58,202
Contingent earnout liability	5,267	3,701
Lease liability	3,292	3,611
Deferred revenue	28,860	30,397

Total current liabilities	79,084	97,713
Contingent earnout liability, net of current portion	—	3,391
Lease liability, net of current portion	20,196	21,739
Deferred revenue, net of current portion	23	379
Other long-term liabilities	6,058	4,121

Total liabilities	105,361	127,343

Commitments and contingencies (Note 13)
Stockholders’ equity
Common stock, 134,081,473 shares issued and 131,524,442 shares outstanding at February 28, 2021, 133,269,301 shares issued and 130,713,745 shares outstanding at August 31, 2020, 300,000,000 shares authorized at February 28, 2021 and August 31, 2020, par value $0.01 per share	1,341	1,333
Preferred stock, 0 shares outstanding, 50,000,000 shares authorized at February 28, 2021 and August 31, 2020, par value $0.01 per share	—	—
Treasury stock, common shares at cost; 2,557,031 shares at February 28, 2021 and 2,555,556 shares at August 31, 2020	(64,745)	(64,688)
Accumulated deficit	(35,349)	(24,334)
Accumulated other comprehensive income (loss)	(6)	—
Additional paid in capital	830,695	821,446

Total stockholders’ equity	731,936	733,757

Total liabilities and stockholders’ equity	$837,297	$861,100

Duck Creek Technologies, Inc. and Subsidiaries

Consolidated Statements of Operations

(unaudited, in thousands except share and per share amounts)

	For the Three Months Ended February 28 and 29,		For the Six Months Ended February 28 and 29,
	2021	2020	2021	2020
Revenue:
Subscription	$30,608	$20,276	$58,517	$37,813
License	3,588	2,226	4,938	3,271
Maintenance and support	5,885	5,801	12,075	11,727
Professional services	22,571	24,524	46,028	46,586

Total revenue	62,652	52,827	121,558	99,397
Cost of revenue:
Subscription	11,411	8,873	21,495	16,150
License	446	515	834	841
Maintenance and support	859	887	1,701	1,765
Professional services	14,826	13,338	28,542	25,380

Total cost of revenue	27,542	23,613	52,572	44,136

Gross margin	35,110	29,214	68,986	55,261

Operating expenses:
Research and development	12,681	10,008	23,785	19,227
Sales and marketing	14,165	11,245	26,762	21,816
General and administrative	14,617	9,747	29,035	19,732
Change in fair value of contingent consideration	95	167	98	211

Total operating expenses	41,558	31,167	79,680	60,986

Loss from operations	(6,448)	(1,953)	(10,694)	(5,725)
Other income (expense), net	510	(153)	463	220
Interest expense, net	(38)	(45)	(81)	(326)

Loss before income taxes	(5,976)	(2,152)	(10,312)	(5,832)
Provision for income taxes	388	288	703	622

Net loss	$(6,364)	$(2,440)	$(11,015)	$(6,454)

Net loss per share information[2]
Net loss per share of common stock, basic and diluted	$(0.05)		$(0.08)
Weighted average shares of common stock, basic and diluted	130,982,116	—	130,851,680	—

(1) Amounts include share-based compensation expense as disclosed in the following table:

	Three Months Ended February 28 and 29,		Six Months Ended February 28 and 29,
	2021	2020	2021	2020
Cost of subscription revenue	$132	$10	$212	$10
Cost of maintenance and support revenue	8	1	15	2
Cost of services revenue	1,139	41	1,750	67
Research and development	709	98	1,220	188
Sales and marketing	1,395	87	2,294	164
General and administrative	1,133	251	2,117	494

Total share-based compensation expense	$4,516	$488	$7,608	$924

(2) Prior to Duck Creek’s initial public offering in August 2020, there were no shares of common stock outstanding, and the membership structure of Duck Creek Technologies consisted of limited partnership units. Accordingly, comparable period net loss per share has not been presented because it would not be meaningful to the users of the Company’s consolidated financial statements.

Duck Creek Technologies, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited, in thousands)

	For the Three Months Ended February 28 and 29,		For the Six Months Ended February 28 and 29,
	2021	2020	2021	2020
Operating activities:
Net loss	$(6,364)	$(2,440)	$(11,015)	$(6,454)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation of property and equipment	800	785	1,587	1,522
Amortization of capitalized software	498	51	996	51
Amortization of intangible assets	4,088	4,268	8,175	8,535
Amortization of deferred financing fees	29	28	57	39
Share-based compensation expense	4,516	488	7,608	924
Loss on change in fair value of contingent earnout liability	95	167	98	211
Bad debt expense	(4)	(32)	10	(72)
Deferred taxes	(344)	4	(515)	23
Changes in operating assets and liabilities
Accounts receivable	(6,880)	(4,785)	(5,600)	(6,124)
Unbilled revenue	(1,629)	(2,769)	(3,359)	(3,938)
Prepaid expenses and other current assets	(3,430)	(2,588)	(3,111)	(1,601)
Other assets	(664)	(3,723)	(679)	(3,636)
Accounts payable	(204)	398	508	168
Accrued liabilities	5,958	6,040	(10,671)	1,340
Deferred revenue	2,665	2,342	(1,893)	(1,300)
Operating leases	(162)	(63)	(323)	249
Cash settlement of vested phantom stock	(227)	—	(6,904)	—
Other long-term liabilities	338	22	1,938	115

Net cash used in operating activities	(921)	(1,807)	(23,093)	(9,948)

Investing activities:
Purchase of short-term investments	(287,912)	—	(287,912)	—
Capitalized internal-use software	(214)	(693)	(750)	(1,555)
Purchase of property and equipment	(484)	(1,058)	(672)	(2,694)

Net cash used in investing activities	(288,610)	(1,751)	(289,334)	(4,249)

Financing activities:
Proceeds from follow-on offering, net of issuance costs	3,452	—	3,452	—
Payment of deferred IPO costs	—	—	(3,650)	—
Payment of deferred Class E offering costs	—	(1,337)	(192)	(2,072)
Proceeds from issuance of Class E Units, net of issuance costs	—	100,214	—	215,668
Payment on redemption of Class A and Class B Units	—	(100,000)	—	(198,000)
Purchase of treasury stock	—	—	(57)	—
Proceeds from stock option exercises	993	—	993	—
Payments of contingent earnout liability	—	—	(1,923)	(3,182)
Proceeds from revolving credit facility	—	—	—	5,000
Payments on revolving credit facility	—	(4,000)	—	(9,000)
Payment of deferred financing costs	—	—	—	(228)

Net cash provided by (used in) financing activities	4,445	(5,123)	(1,377)	8,186

Net decrease in cash and cash equivalents	(285,086)	(8,681)	(313,804)	(6,011)
Cash and cash equivalents – beginning of period	361,160	14,669	389,878	11,999

Cash and cash equivalents – end of period	$76,074	$5,988	$76,074	$5,988

Duck Creek Technologies, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

	Three Months Ended February 28 and 29,		Six Months Ended February 28 and 29,
($ in thousands)	2021	2020	2021	2020
GAAP Gross Margin	$35,110	$29,214	$68,986	$55,261
Share-based compensation expense	1,280	50	1,977	77
Amortization of intangible assets	1,186	1,186	2,372	2,372
Amortization of capitalized internal-use software	498	51	996	51

Non-GAAP Gross Margin	$38,074	$30,501	$74,331	$57,761

	Three Months Ended February 28 and 29,		Six Months Ended February 28 and 29,
($ in thousands)	2021	2020	2021	2020
GAAP Loss from Operations	$(6,448)	$(1,953)	$(10,694)	$(5,725)
Share-based compensation expense	4,516	488	7,608	924
Amortization of intangible assets	3,994	3,994	7,988	7,988
Change in fair value of contingent earnout liability	95	167	98	211

Non-GAAP Income from Operations	$2,157	$2,696	$5,000	$3,398

	Three Months Ended February 28 and 29,		Six Months Ended February 28 and 29,
($ in thousands)	2021	2020	2021	2020
GAAP Net Loss	$(6,364)	$(2,440)	$(11,015)	$(6,454)
Provision for income taxes	388	288	703	622
Other (income) expense	(510)	153	(463)	(220)
Interest expense, net	38	45	81	326
Depreciation of property and equipment	800	785	1,587	1,522
Amortization of intangible assets	3,994	3,994	7,988	7,988
Share-based compensation expense	4,516	488	7,608	924
Change in fair value of contingent earnout liability	95	167	98	211

Adjusted EBITDA	$2,957	$3,480	$6,587	$4,919

Adjusted EBITDA as a percent of total revenue	5%	7%	5%	5%

	Three Months Ended February 28 and 29,			Six Months Ended February 28 and 29,
($ in thousands)	2021	Per Share	2020	2021	Per Share	2020
GAAP Net Loss (2)	$(6,364)	$(0.05)	$(2,440)	$(11,015)	$(0.08)	$(6,454)
Add: GAAP tax provision	388		288	703		622

GAAP pre-tax loss	(5,976)		(2,152)	(10,312)		(5,832)

Share-based compensation expense	4,516		488	7,608		924
Amortization of intangible assets	3,994		3,994	7,988		7,988
Change in fair value of contingent earnout liability	95		167	98		211

Non-GAAP pre-tax income	2,629		2,497	5,382		3,291

Non-GAAP tax provision applied at a 24% tax rate (1)	631		599	1,292		790

Non-GAAP Net Income (2)	$1,998	$0.01	$1,898	$4,090	$0.03	$2,501

Shares used in computing Non-GAAP income per share amounts:(2)
GAAP weighted-average shares—basic and diluted	130,982,116			130,851,680
Non-GAAP dilutive shares excluded from GAAP income (loss) per share calculation	3,814,530			3,814,530

Non-GAAP weighted-average shares—diluted	134,796,646			134,666,210

(1)

Our GAAP tax provision is primarily related to state taxes and income taxes in profitable foreign jurisdictions. We maintain a full valuation allowance against our deferred tax assets in the U.S. For purposes of determining our Non-GAAP Net Income, we have applied a tax rate of 24% which represents our estimated effective tax rate once we are profitable on a GAAP basis.

(2)

Prior to Duck Creek’s initial public offering in August 2020, there were no shares of common stock outstanding, and the membership structure of Duck Creek Technologies consisted of limited partnership units. Accordingly, comparable period net loss per share has not been presented because it would not be meaningful to the users of the Company’s consolidated financial statements.

	Three Months Ended February 28 and 29,		Six Months Ended February 28 and 29,
($ in thousands)	2021	2020	2021	2020
Net cash used in operating activities	$(921)	$(1,807)	$(23,093)	$(9,948)
Purchases of property and equipment	(484)	(1,058)	(672)	(2,694)
Capitalized internal-use software	(214)	(693)	(750)	(1,555)

Free Cash Flow	$(1,619)	$(3,558)	$(24,515)	$(14,197)